UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2013

QUADRANT 4 SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 405, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(732) 798-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1:	REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01:	Entry into a Material Definitive Agreement.

On October 17, 2013, the Board of Directors of Quadrant 4 Systems Corporation (the “Company”) approved the Amended Agreement and Plan of Merger (the “Agreement”) which would cause to occur the redomicle of the Company from Florida to Illinois.  This action was deemed appropriate inasmuch as the Company has moved all operations away from Florida and its headquarters have been located in Rolling Meadows, IL since 2010.  The Agreement provided for a one-to-one share exchange for holders of the shares issued by the Company for new shares being issued by the Illinois corporation.

SECTION 5:	CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2013, the Board of Directors of the Company, acting as its Nominating Committee, appointed Eric F. Gurr, as a director, effective October 22, 2013. Mr. Gurr’s term as a director will expire at the annual meeting of the Company's stockholders next year, at which time his continued Board service will be subject to renomination and stockholder approval. With his appointment, the size of the Board is now 4 members. The Board intends to assign Mr. Gurr to one or more of its committees at a later date.

Eric F. Gurr is presently owner and sole officer of Gurr CPA, LLC, a small accounting firm based in Orem Utah, a position he has held since November 2007.  This firm provides forensic accounting,  business valuation, business plans, due diligence, consulting, tax planning and preparation, accounting services, wealth management, business systems support (software, hardware etc.) and other related services and has developed a niche accounting and financial services for authors.  Mr. Gurr has been a licensed independent public accountant for more than 25 years.  Prior to acquiring his own firm, Mr. Gurr was the CEO of NACT Holding LLC, a position he held from January 2005 through November 2007 and where he led a management-led buyout from Verso,  Prior to the formation of NACT Holding LLC, Mr. Gurr was president of Verso Switching Division, a division of Verso Technologies, Inc. from February 2002 to January 2005.

The Board of Directors has determined that Mr. Gurr is independent and meets the applicable independence requirements of the New York Stock Exchange and the Board's own standards for determining director independence. There have been no transactions with Mr Gurr since January 1, 2012, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which he or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.  The selection of Mr. Gurr was not pursuant to any arrangement or understanding between him and any other person.  Mr. Gurr will be compensated in accordance with pending compensation programs for the Company's non-management (outside) directors (not yet approved by the compensation committee).

ITEM 5.03:	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the merger to redomicile from Florida to Illinois discussed as part of Item 1.01 above, the Company filed Articles of Incorporation in Illinois which will, after effectiveness of the merger, be the Articles of Incorporation of the Company.

SECTION 8:	OTHER EVENTS

ITEM 8.01:	Other Events.

As discussed as part of Item 1.01 above, the Company has undertaken to redomicile as an Illinois corporation.  The action was originally initiated by the Board of Directors in April 2013, based on authority granted to the Board of Directors pursuant to shareholder action as set forth in an Information Statement filed with the SEC on November 4, 2009 under Form 14c but delays in notice to and consents from the various parties holding security interests in assets of the Company resulted in the delayed effectiveness of this action until November 1, 2013.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired – Not required;

Pro forma financial information – Not required;

Shell Company Transactions – Not required;

Exhibits – Not required;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRANT 4 SYSTEM CORPORATION

October 21, 2013	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer